Exhibit 99.1

Sonus Networks Reports 2014 Third Quarter Results

Growth-related Revenue up 41% Compared to Third Quarter 2013

Continued Gross Margin Expansion Drives Operating Leverage

For Immediate Release: October 23, 2014

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in enabling and securing real-time communications, today announced results for the third quarter ended September 26, 2014.

Third Quarter Financial Highlights

•                  Total Company revenue was $73.2 million, up 7.5% compared to the third quarter of 2013.

•                  Total Growth-related revenue(1) was $41.3 million, up 41% compared to the third quarter of 2013.

•                  Channel sales grew 51% compared to the third quarter of 2013.

•                  GAAP gross margins were 65.4%; non-GAAP gross margins were 67.5%.

•                  GAAP net loss was $5.2 million; non-GAAP net income was $3.5 million.

•                  GAAP loss per share was $0.02; non-GAAP diluted earnings per share were $0.01.

•                  Cash, cash equivalents and investments as of September 26, 2014 were $154.1 million.

“I am very pleased with our results,” said Ray Dolan, president and chief executive officer. “Our competitive differentiation and strategic partnerships continue to strengthen, which are in turn enabling Sonus to win new blue-chip customer accounts across the globe. In the third quarter, we won another new Tier-one service provider in the Asia Pacific region based on the strength of our signaling portfolio and product roadmap.”

Mark Greenquist, chief financial officer, commented, “Compared to the third quarter of 2013, our non-GAAP gross margins increased by 410 basis points and our non-GAAP net income grew 26%. These results, coupled with continued growth in cash from operations, demonstrate excellent progress toward improving the Company’s operating leverage.”

Other Highlights

•                  Company terminated its shareholder rights plan (poison pill).

•                  Sonus Session Border Controller (SBC) products added to the U.S. Department of Defense (DoD) approved products list.

•                  Sonus SBC solutions certified for interoperability in Genesys-powered contact centers.

•                  Sonus SBC SWe (Software Edition) received Microsoft® Lync® 2013 qualification.

•                  Sonus SBC SWe received 2014 Unified Communications (UC) Product of the Year Award by TMC’s INTERNET TELEPHONY magazine.

•                  Company announced general availability of the Sonus SBC 7000.

•                  Special Shareholder Meeting to be held December 2, 2014.

Company Terminated Shareholder Rights Plan (Poison Pill)

In September 2014, Sonus announced that its Board of Directors voted to terminate the Company’s shareholder rights plan effective September 17, 2014. Such plan was originally scheduled to expire on June 26, 2015.

Sonus SBC Products Added to U.S. DoD Approved Products List

In September 2014, the Sonus SBC 5110 and Sonus SBC 5210 completed the interoperability testing and information assurance certification for the Defense Information Systems Agency (DISA) UCR2013 requirements and are posted on the Joint Interoperability Test Command’s (JITC) Approved Products List (APL).  The JITC APL provides a list of certified technology products for deployment in the U.S. DoD. The Sonus SBC 5110 and Sonus SBC 5210 are high-performance SBCs that deliver exceptional scale and capacity to secure and enable real-time communications including Voice over Internet Protocol (VoIP), video and UC applications.  The Sonus SBC 5110 and Sonus SBC 5210 are designed to help enterprises, service providers and government agencies protect their networks, ensure high quality voice and video communications and reduce costs through more efficient IP-based network architecture.

Sonus SBC Solutions Certified for Interoperability in Genesys-Powered Contact Centers

In September 2014, Sonus announced that the Genesys’ Customer Experience Platform integrates with Sonus’ complete SBC portfolio, providing Session Initiation Protocol (SIP) migration as well as Microsoft

Lync and BroadSoft integration capabilities. Genesys also named Sonus a Silver Technology Partner, aiding Genesys customers’ ability to enable and secure real-time communications.

Sonus SBC SWe (Software Edition) Received Microsoft® Lync® 2013 Qualification

In August 2014, the Sonus SBC SWe received Microsoft Lync 2013 qualification for SBC deployments. More than 67 percent of enterprises have virtualized UC applications to help improve resiliency and enable more efficient utilization of server resources, according to Nemertes Research. The ability to deploy a Lync-qualified software SBC via virtual servers already supporting Lync environments enables enterprises to deploy new networking resources quickly and efficiently. With the SBC SWe, enterprises can quickly turn up SBC functionality within existing virtual environments to deliver built-in media transcoding, network security (such as encryption, authentication and Denial of Service protection), robust SIP interworking, intelligent call routing and multi-vendor interoperability in Lync deployments.  Sonus SBCs are installed at the border between the internal Lync Enterprise Voice network and SIP trunking services at the network border to enable a more seamless flow of SIP-based media for UC. Integrating these powerful network devices into Lync deployments protects, secures, simplifies and standardizes real-time communications, such as VoIP and video.

Sonus SBC SWe Received 2014 UC Product of the Year Award

In July 2014, the Sonus SWe was recognized as the best UC product and solution released in the last 12 months by TMC’s INTERNET TELEPHONY magazine.  The Sonus SBC SWe is architected to scale from as few as 25 to an unlimited number of sessions and is feature equivalent to Sonus’ award-winning hardware-based Sonus SBC 5000 Series.  The Sonus SBC SWe addresses requirements for network functions virtualization (NFV) and software-defined networking (SDN) enabled SBC technology for use in Cloud-based delivery networks. Sonus is currently the only vendor with a common, hardened code base across its hardware and software SBC portfolio, providing customers holistic investment protection.

General Availability of the Sonus SBC 7000

In July 2014, Sonus announced the general availability of the Sonus SBC 7000. The Sonus SBC 7000 is designed to scale up to 150,000 sessions, enabling support for real-time communications such as high definition (HD) voice, video, Voice over Long-Term Evolution (VoLTE) and Rich Communications Services (RCS).  The Sonus SBC 7000 has been selected by multiple Tier 1 service providers for use in some of the world’s largest real-time communications networks, establishing a new performance benchmark for fastest time-to-revenue of a new product within Sonus.

New Sales and Marketing Leader Appointed

Michael Swade, Vice President, North American Sales since May 2014, assumed the role of Senior Vice President, Worldwide Sales and Marketing in September 2014.  Swade served as Interim Senior Vice President, Worldwide Sales and Marketing from July 2014 to September 2014. Swade has nearly 20 years of experience with various sales and marketing leadership positions within the communications industry. Before joining Sonus, he was Executive Vice President, Sales at Yorktel and served in various senior leadership roles at Polycom, including Senior Vice President, Field Operations, President, Europe, and Vice President, Service Provider and UC Sales.  Swade brings additional leadership experience from Lucent Technologies and Avaya.

Share Repurchases

The Company has repurchased 44.1 million shares of common stock (16% of the shares that were outstanding prior to the beginning of our share repurchases) at an average price per share of $3.38.  As of September 26, 2014, the Company had 247 million shares of common stock outstanding. Approximately $26 million remains available to the Company for potential share repurchases under the current stock buyback program.

Cash & Investments

The Company ended the third quarter of 2014 with $154.1 million in cash, cash equivalents and investments, including the impact of the share repurchases described above.

Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  Full year 2014 (FY14) Total Company Revenue outlook includes approximately $15 million from Performance Technologies, Incorporated (PT).  FY14 Growth-related Revenue outlook includes approximately $3 million from PT diameter signaling controllers (DSCs).  FY14 EPS guidance of $0.07 includes a loss of approximately $0.01 from PT.

	Q414	FY14
Total Company Revenue	$76 to $82 million	$295 to $301 million
Growth-related Revenue(1)	$44 to $48 million	$165 to $169 million
Gross Margin(2)	65.5% to 66%	66.5%
Opex(2)	$43 to $46 million	$177 to $180 million
EPS(2)	$0.03	$0.07
Diluted Shares Outstanding	249 million	255 million

(1)         Growth-related revenue consists primarily of SBCs and DSCs.  Legacy revenue consists primarily of Trunking and SS7 Signaling.  Certain of our products can contribute to either Growth-related revenue or Legacy revenue, depending on the use for which our customers purchase them.  For more information about how we determine whether products contribute to growth-related revenue or legacy revenue, please see the most recent Quarterly Report on Form 10-Q for the quarter ended June 27, 2014, which was filed with the U.S. Securities and Exchange Commission on July 31, 2014.

(2)         Non-GAAP financial measures.

Mark Greenquist commented, “The fourth quarter historically is the biggest revenue quarter for Sonus due in large part to service provider spending cycles that typically have year-end budget flushes. We are pleased that our revenue linearity and our sales visibility have improved compared to prior years; however, based on the current market environment, we believe it is prudent to consider the possibility of limited to no budget flush from our North American service provider customers for the fourth quarter of 2014.  Despite this possibility, we remain confident in our ability to achieve our full year EPS outlook given strong year to date performance, continued expansion of gross margins and disciplined opex control.”

Conference Call Details

Date: October 23, 2014

Time: 8:30 a.m. (ET)

Dial-in number: 800 768 6727 International Callers: +1 212 231 2915

The Company will also offer a live, listen-only webcast of the conference call via the Sonus Networks Investor Relations website at http://investors.sonusnet.com/events.cfm.  Supporting materials including a presentation and supplementary financial and operational data have also been posted to the Company’s investor relations website at http://investors.sonusnet.com/results.cfm.

Replay Information

A telephone playback of the call will be available following the conference call until November 6, 2014 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21735367. A webcast replay of the conference call will also be available shortly following the conference call at http://investors.sonusnet.com/events.cfm and will be available for six months.

Special Shareholder Meeting to be held December 2, 2014

The Company will hold a special meeting of stockholders on December 2, 2014, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109.  At the meeting, stockholders of record as of the close of business on October 3, 2014, will consider and vote upon two proposals.

The first proposal relates to the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its issued and outstanding common stock at a whole number ratio of not less than 1-for-5 and not more than 1-for-10, with the ratio, implementation and timing of such reverse stock split (within such parameters) to be determined in the discretion of the Company’s Board of Directors and, in connection therewith, to decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse stock split ratio.  If approved, the Company’s Board of Directors may implement the reverse stock split at its discretion before December 31, 2015.  The purposes of implementing a reverse stock split include (i) aligning the Company’s share count with a number that is typical for a public company with a similar revenue and market capitalization profile to that of Sonus; (ii) reducing trading volatility as, typically, liquidity decreases and volatility increases for stocks trading under $5.00 per share; and (iii) reducing transaction costs associated with buying and selling the Company’s shares of common stock.  The decision to seek approval for the reverse stock split resulted from extensive feedback received from investors, both current and potential, that the Company should consider reducing the number of shares it has outstanding through a reverse stock split.  Reducing the number of shares outstanding would, among other benefits, increase the Company’s stock price and permit potential investors to purchase the Company’s stock that otherwise would be prohibited from purchasing shares with prices below $5.00 per share. Reducing the Company’s outstanding shares would also highlight the Company’s earnings performance.  The Company’s earnings performance in the third quarter of 2014 serves as a good example for why a lower number of shares outstanding could better highlight the stronger than expected net income performance when viewed on an earnings per share basis.

The Company’s Board of Directors is also recommending that stockholders approve amendments of the Company’s 2007 Stock Incentive Plan, as amended, including adding 10 million shares to the Company’s 2007 Stock Incentive Plan (before giving effect to the reverse stock split referred to in the first proposal). Although the Company’s annual burn rate has been in line with its peer group practice as well as the technology industry practice, the Company does not have sufficient shares remaining to meet its anticipated grants in 2015. The Company relies on equity grants to attract, retain and motivate its employees, including its executive team. For the past two years, with the exception of the recent annual base salary increase of the President and Chief Executive Officer, the Company has issued shares of common stock in lieu of base salary to its President and Chief Executive Officer, as well as in lieu of cash bonuses to certain members of its executive officer team.  After consecutive years of providing below-

market annual grants to its employees as compared to its peer group, in 2013 and 2014, the Company increased the total number of stock options granted to its employees as a whole in order to provide the retention and motivation that had been eroded by below-market grants in prior years and by hiring new executives.

All investors are encouraged to read the Proxy Statement in full as filed with the SEC on October 15, 2014.  The Proxy Statement is available at https://materials.proxyvote.com/835916.

Tags

Sonus Networks, Sonus, SONS, 2014 third quarter, earnings, results, IP-based network solutions, SBC, software SBC, session border controller, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, policy, SIP trunking, Cloud, VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX.

About Sonus Networks

Sonus secures real-time communications so the world’s leading service providers and enterprises can embrace the next generation of SIP and 4G/LTE solutions including VoIP, video, instant messaging and online collaboration.  With customers in more than 50 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the “Outlook” section, statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the PT transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET and PT acquisitions; the effects of disruption from the PT transaction, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET and PT; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, acquisition-related costs, divestiture costs, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory was charged to cost of product revenue as it was sold to end customers.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the write-off of an intellectual property intangible asset which we determined was impaired as of June 28, 2013.  We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

On June 20, 2014, we sold the Multi-Protocol Server (MPS) business that we had acquired in connection with the acquisition of PT.  We incurred $0.4 million of transaction costs related to this divestiture.  We do not consider these divestiture costs to be related to our continuing operations.  We believe that excluding divestiture costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 26,	June 27,	September 27,
	2014	2014	2013
Revenue:
Product	$44,900	$45,845	$40,712
Service	28,316	29,725	27,387
Total revenue	73,216	75,570	68,099

Cost of revenue:
Product	15,074	16,811	15,415
Service	10,240	11,471	10,420
Total cost of revenue	25,314	28,282	25,835

Gross profit	47,902	47,288	42,264

Gross margin:
Product	66.4%	63.3%	62.1%
Service	63.8%	61.4%	62.0%
Total gross margin	65.4%	62.6%	62.1%

Operating expenses:
Research and development	20,693	20,921	16,566
Sales and marketing	20,350	18,782	18,291
General and administrative	10,901	11,995	9,178
Acquisition-related	—	—	—
Restructuring	673	391	1,140
Total operating expenses	52,617	52,089	45,175

Loss from operations	(4,715)	(4,801)	(2,911)
Interest income (expense), net	(35)	50	61
Other income (expense), net	5	(10)	(1)

Loss before income taxes	(4,745)	(4,761)	(2,851)
Income tax provision	(468)	(736)	(922)

Net loss	$(5,213)	$(5,497)	$(3,773)

Loss per share:
Basic	$(0.02)	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.02)	$(0.01)

Shares used to compute loss per share:
Basic	246,457	247,120	279,209
Diluted	246,457	247,120	279,209

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 26,	September 27,
	2014	2013
Revenue:
Product	$135,885	$121,447
Service	83,643	79,133
Total revenue	219,528	200,580

Cost of revenue:
Product	45,548	42,844
Service	32,367	33,662
Total cost of revenue	77,915	76,506

Gross profit	141,613	124,074

Gross margin:
Product	66.5%	64.7%
Service	61.3%	57.5%
Total gross margin	64.5%	61.9%

Operating expenses:
Research and development	60,586	52,086
Sales and marketing	58,713	58,596
General and administrative	34,082	29,621
Acquisition-related	1,306	—
Restructuring	2,233	4,787
Total operating expenses	156,920	145,090

Loss from operations	(15,307)	(21,016)
Interest income, net	50	289
Other income, net	2,330	2

Loss before income taxes	(12,927)	(20,725)
Income tax provision	(1,736)	(1,666)

Net loss	$(14,663)	$(22,391)

Loss per share
Basic	$(0.06)	$(0.08)
Diluted	$(0.06)	$(0.08)

Shares used to compute loss per share:
Basic	252,808	281,041
Diluted	252,808	281,041

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 26,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$50,918	$72,423
Marketable securities	59,565	138,882
Accounts receivable, net	58,906	64,463
Inventory	22,008	21,793
Deferred income taxes	1,131	656
Other current assets	16,432	15,073
Total current assets	208,960	313,290

Property and equipment, net	18,859	19,102
Intangible assets, net	23,789	10,091
Goodwill	39,207	32,379
Investments	43,581	34,364
Deferred income taxes	1,178	2,121
Other assets	3,605	6,137
	$339,179	$417,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,636	$11,164
Accrued expenses	32,840	34,026
Current portion of deferred revenue	39,928	41,169
Convertible subordinated note	2,380	2,380
Current portion of long-term liabilities	839	672
Total current liabilities	82,623	89,411

Deferred revenue	10,214	10,528
Deferred income taxes	1,527	922
Other long-term liabilities	3,648	4,371
Total liabilities	98,012	105,232

Commitments and contingencies

Stockholders equity:
Common stock	247	266
Additional paid-in capital	1,224,290	1,280,442
Accumulated deficit	(989,155)	(974,492)
Accumulated other comprehensive income	5,785	6,036
Total stockholders’ equity	241,167	312,252
	$339,179	$417,484

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 26,	September 27,
	2014	2013
Cash flows from operating activities:
Net loss	$(14,663)	$(22,391)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	8,708	9,591
Amortization of intangible assets	3,402	3,460
Impairment of intangible assets	—	600
Stock-based compensation	19,213	13,137
Loss on disposal of property and equipment	252	23
Deferred income taxes	677	541
Changes in operating assets and liabilities:
Accounts receivable	9,225	15,744
Inventory	5,865	3,294
Other operating assets	2,120	5,126
Accounts payable	(4,314)	5,134
Accrued expenses and other long-term liabilities	(16)	(2,061)
Deferred revenue	(2,387)	(1,664)
Net cash provided by operating activities	28,082	30,534

Cash flows from investing activities:
Purchases of property and equipment	(7,886)	(4,498)
Business acquisition, net of cash acquired	(35,022)	—
Sale of business	2,000	—
Purchases of marketable securities	(84,226)	(182,534)
Sale/maturities of marketable securities	155,036	175,887
Cash proceeds from the sale of fixed assets	266	—
Net cash provided by (used in) investing activities	30,168	(11,145)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	2,882	1,888
Proceeds from exercise of stock options	9,314	2,393
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,711)	(1,240)
Repurchase of common stock	(89,919)	(37,340)
Principal payments of capital lease obligations	(64)	(91)
Net cash provided by used in financing activities	(79,498)	(34,390)

Effect of exchange rate changes on cash and cash equivalents	(257)	(618)

Net decrease in cash and cash equivalents	(21,505)	(15,619)
Cash and cash equivalents, beginning of year	72,423	88,004
Cash and cash equivalents, end of period	$50,918	$72,385

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets and divestiture costs included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	September 26,	June 27,	September 27,
	2014	2014	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$364	$803	$—

Stock-based compensation
Cost of revenue - product	$104	$104	$46
Cost of revenue - service	381	412	299
Cost of revenue	485	516	345

Research and development expense	1,521	1,749	903
Sales and marketing expense	1,747	1,303	1,313
General and administrative expense	2,748	3,370	1,812
Operating expense	6,016	6,422	4,028

Total stock-based compensation	$6,501	$6,938	$4,373

Amortization of intangible assets
Cost of revenue - product	$701	$673	$561

Sales and marketing	494	505	526
Operating expense	494	505	526

Total amortization of intangible assets	$1,195	$1,178	$1,087

Divestiture costs
General and administrative	$30	$405	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, divestiture costs and a litigation settlement related to prepaid licenses included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Nine months ended
	September 26,	September 27,
	2014	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$1,782	$—

Stock-based compensation
Cost of revenue - product	$287	$128
Cost of revenue - service	1,072	761
Cost of revenue	1,359	889

Research and development expense	4,583	2,402
Sales and marketing expense	4,299	3,631
General and administrative expense	8,972	6,215
Operating expense	17,854	12,248

Total stock-based compensation	$19,213	$13,137

Amortization of intangible assets
Cost of revenue - product	$2,005	$1,682

Research and development	—	200
Sales and marketing	1,397	1,578
Operating expense	1,397	1,778

Total amortization of intangible assets	$3,402	$3,460

Impairment of intangible assets
Research and development	$—	$600

Divestiture costs
General and administrative	$435	$—

Litigation settlement - prepaid licenses
Other income, net	$2,250	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 26,	June 27,	September 27,
	2014	2014	2013

GAAP gross margin - product	66.4%	63.3%	62.1%
Stock-based compensation expense	0.2%	0.2%	0.1%
Amortization of intangible assets	1.6%	1.5%	1.4%
Fair value write-up of acquired inventory	0.8%	1.8%	0.0%
Non-GAAP gross margin - product	69.0%	66.8%	63.6%

GAAP gross margin - service	63.8%	61.4%	62.0%
Stock-based compensation expense	1.4%	1.4%	1.0%
Non-GAAP gross margin - service	65.2%	62.8%	63.0%

GAAP total gross margin	65.4%	62.6%	62.1%
Stock-based compensation expense	0.7%	0.7%	0.5%
Amortization of intangible assets	0.9%	0.9%	0.8%
Fair value write-up of acquired inventory	0.5%	1.0%	0.0%
Non-GAAP total gross margin	67.5%	65.2%	63.4%

GAAP total gross profit	$47,902	$47,288	$42,264
Stock-based compensation expense	485	516	345
Amortization of intangible assets	701	673	561
Fair value write-up of acquired inventory	364	803	—
Non-GAAP total gross profit	$49,452	$49,280	$43,170

GAAP research and development expense	$20,693	$20,921	$16,566
Stock-based compensation expense	(1,521)	(1,749)	(903)
Amortization of intangible assets	—	—	—
Impairment of intangible assets	—	—	—
Non-GAAP research and development expense	$19,172	$19,172	$15,663

GAAP sales and marketing expense	$20,350	$18,782	$18,291
Stock-based compensation expense	(1,747)	(1,303)	(1,313)
Amortization of intangible assets	(494)	(505)	(526)
Non-GAAP sales and marketing expense	$18,109	$16,974	$16,452

GAAP general and administrative expense	$10,901	$11,995	$9,178
Stock-based compensation expense	(2,748)	(3,370)	(1,812)
Divestiture costs	(30)	(405)	—
Non-GAAP general and administrative expense	$8,123	$8,220	$7,366

GAAP operating expenses	$52,617	$52,089	$45,175
Stock-based compensation expense	(6,016)	(6,422)	(4,028)
Amortization of intangible assets	(494)	(505)	(526)
Impairment of intangible assets	—	—	—
Divestiture costs	(30)	(405)	—
Acquisition-related expense	—	—	—
Restructuring	(673)	(391)	(1,140)
Non-GAAP operating expenses	$45,404	$44,366	$39,481

GAAP loss from operations	$(4,715)	$(4,801)	$(2,911)
Fair value write-up of acquired inventory	364	803	—
Stock-based compensation expense	6,501	6,938	4,373
Amortization of intangible assets	1,195	1,178	1,087
Impairment of intangible assets	—	—	—
Divestiture costs	30	405	—
Acquisition-related expense	—	—	—
Restructuring	673	391	1,140
Non-GAAP income from operations	$4,048	$4,914	$3,689

GAAP Other income (expense), net	$5	$(10)	$(1)
Litigation settlement - prepaid licenses	—	—	—
Non-GAAP Other income (expense), net	$5	$(10)	$(1)

GAAP net loss	$(5,213)	$(5,497)	$(3,773)
Fair value write-up of acquired inventory	364	803	—
Stock-based compensation expense	6,501	6,938	4,373
Amortization of intangible assets	1,195	1,178	1,087
Impairment of intangible assets	—	—	—
Divestiture costs	30	405	—
Acquisition-related expense	—	—	—
Restructuring	673	391	1,140
Litigation settlement - prepaid licenses	—	—	—
Non-GAAP net income	$3,550	$4,218	$2,827

Diluted earnings per share or (loss) per share
GAAP	$(0.02)	$(0.02)	$(0.01)
Non-GAAP	$0.01	$0.02	$0.01

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	246,457	247,120	279,209
Non-GAAP shares used to compute diluted earnings per share	251,300	250,154	282,517

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 26,	September 27,
	2014	2013

GAAP gross margin - product	66.5%	64.7%
Stock-based compensation expense	0.2%	0.1%
Amortization of intangible assets	1.5%	1.4%
Fair value write-up of acquired inventory	1.3%	0.0%
Non-GAAP gross margin - product	69.5%	66.2%

GAAP gross margin - service	61.3%	57.5%
Stock-based compensation expense	1.3%	0.9%
Non-GAAP gross margin - service	62.6%	58.4%

GAAP total gross margin	64.5%	61.9%
Stock-based compensation expense	0.6%	0.4%
Amortization of intangible assets	0.9%	0.8%
Fair value write-up of acquired inventory	0.9%	0.0%
Non-GAAP total gross margin	66.9%	63.1%

GAAP total gross profit	$141,613	$124,074
Stock-based compensation expense	1,359	889
Amortization of intangible assets	2,005	1,682
Fair value write-up of acquired inventory	1,782	—
Non-GAAP total gross profit	$146,759	$126,645

GAAP research and development expense	$60,586	$52,086
Stock-based compensation expense	(4,583)	(2,402)
Amortization of intangible assets	—	(200)
Impairment of intangible assets	—	(600)
Non-GAAP research and development expense	$56,003	$48,884

GAAP sales and marketing expense	$58,713	$58,596
Stock-based compensation expense	(4,299)	(3,631)
Amortization of intangible assets	(1,397)	(1,578)
Non-GAAP sales and marketing expense	$53,017	$53,387

GAAP general and administrative expense	$34,082	$29,621
Stock-based compensation expense	(8,972)	(6,215)
Divestiture costs	(435)	—
Non-GAAP general and administrative expense	$24,675	$23,406

GAAP operating expenses	$156,920	$145,090
Stock-based compensation expense	(17,854)	(12,248)
Amortization of intangible assets	(1,397)	(1,778)
Impairment of intangible assets	—	(600)
Divestiture costs	(435)	—
Acquisition-related expense	(1,306)	—
Restructuring	(2,233)	(4,787)
Non-GAAP operating expenses	$133,695	$125,677

GAAP loss from operations	$(15,307)	$(21,016)
Fair value write-up of acquired inventory	1,782	—
Stock-based compensation expense	19,213	13,137
Amortization of intangible assets	3,402	3,460
Impairment of intangible assets	—	600
Divestiture costs	435	—
Acquisition-related expense	1,306	—
Restructuring	2,233	4,787
Non-GAAP income from operations	$13,064	$968

GAAP Other income, net	$2,330	$2
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP Other income, net	$80	$2

GAAP net loss	$(14,663)	$(22,391)
Fair value write-up of acquired inventory	1,782	—
Stock-based compensation expense	19,213	13,137
Amortization of intangible assets	3,402	3,460
Impairment of intangible assets	—	600
Divestiture costs	435	—
Acquisition-related expense	1,306	—
Restructuring	2,233	4,787
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP net income (loss)	$11,458	$(407)

Diluted earnings per share or (loss) per share
GAAP	$(0.06)	$(0.08)
Non-GAAP	$0.04	$—

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	252,808	281,041
Non-GAAP shares used to compute diluted earnings or (loss) per share	256,410	281,041

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31, 2014
	Range

Revenue	$76	$82

Gross margin
GAAP outlook	63.9%	64.5%
Stock-based compensation expense	0.5%	0.5%
Amortization of intangible assets	1.1%	1.0%
Non-GAAP outlook	65.5%	66.0%

Operating expenses
GAAP outlook	$51.8	$54.8
Stock-based compensation expense	(5.8)	(5.8)
Amortization of intangible assets	(0.5)	(0.5)
Restructuring	(2.5)	(2.5)
Non-GAAP outlook	$43.0	$46.0

Earnings (loss) per share
GAAP outlook	$(0.01)	$(0.01)
Stock-based compensation expense	0.02	0.02
Amortization of intangible assets	0.01	0.01
Restructuring	0.01	0.01
Non-GAAP outlook	$0.03	$0.03

	Year ended December 31, 2014
	Range

Revenue	$295	$301

Gross margin
GAAP outlook	64.4%	64.4%
Fair value write-up of inventory	0.6%	0.6%
Stock-based compensation expense	0.6%	0.6%
Amortization of intangible assets	0.9%	0.9%
Non-GAAP outlook	66.5%	66.5%

Operating expenses
GAAP outlook	$208.9	$211.9
Stock-based compensation expense	(23.6)	(23.6)
Amortization of intangible assets	(1.9)	(1.9)
Acquisition-related expenses	(1.3)	(1.3)
Divestiture costs	(0.4)	(0.4)
Restructuring	(4.7)	(4.7)
Non-GAAP outlook	$177.0	$180.0

Earnings (loss) per share
GAAP outlook	$(0.07)	$(0.07)
Fair value write-up of inventory	0.01	0.01
Stock-based compensation expense	0.10	0.10
Amortization of intangible assets	0.02	0.02
Acquisition-related	*	*
Divestiture costs	*	*
Restructuring	0.02	0.02
Litigation settlement - prepaid licenses	(0.01)	(0.01)
Non-GAAP outlook	$0.07	$0.07

*  Less than $0.01 impact on earnings per share.